UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2011
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of September 23, 2011, Dan Duncan LLC (“DDLLC”), the sole member of Enterprise Products Holdings LLC (the “Company”), elected a slate of individuals together constituting the entire Board of Directors (the “Board”) of the Company, which is the sole general partner of Enterprise Products Partners L.P. (the “Partnership”). The slate of directors (which took effect on September 23, 2011) includes: (i) the following new members of the Board: Larry J. Casey; Richard S. Snell; and W. Randall Fowler; and (ii) the following existing members of the Board: Thurmon M. Andress; E. William Barnett; Richard H. Bachmann; Dr. Ralph S. Cunningham; Michael A. Creel; Charles E. McMahen; Rex C. Ross; Edwin E. Smith; A. James Teague; and Randa Duncan Williams. Of the new Board members, Mr. Snell has been appointed to the Audit and Conflicts Committee of the Board, and Mr. Casey has been appointed to the Governance Committee of the Board. Charles M. Rampacek (who served as a director prior to September 23, 2011) was not reelected to the Board.
     In connection with the election of the new directors, the Audit and Conflicts Committee and the Governance Committee of the Board have also been recomposed to consist of:

Audit and Conflicts Committee Charles E. McMahen — Chairman Rex C. Ross Richard S. Snell	Governance Committee E. William Barnett — Chairman Thurmon M. Andress Larry J. Casey Edwin E. Smith
     Mr. Casey previously served as a director of DEP Holdings, LLC (“Duncan GP”), an indirect wholly owned subsidiary of the Partnership and the general partner of Duncan Energy Partners L.P. (“Duncan”), from October 2006 until the merger of Duncan with a wholly owned subsidiary of the Partnership on September 7, 2011. Mr. Snell previously served as a director of Duncan GP from January 2010 until the merger of Duncan with a wholly owned subsidiary of the Partnership on September 7, 2011. Mr. Fowler previously served as the President and Chief Executive Officer and as a director of Duncan GP from January 2010 until the merger of Duncan with a wholly owned subsidiary of the Partnership on September 7, 2011 and currently serves as the Executive Vice President and Chief Financial Officer of the Company. There were no arrangements or understandings between any of the new directors and any other person pursuant to which any such director was elected as a director.

Item 7.01	Regulation FD Disclosure.
     On September 23, 2011, the Partnership issued a press release announcing the Board election described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 23, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC its General Partner

Date: September 23, 2011	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer of the General Partner

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 23, 2011.